UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 16, 2014

DIAMANTE MINERALS, INC.
 (Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-184830 (Commission File Number)	27-3816969 (I.R.S. Employer Identification No.)

228 Park Avenue, South, Suite 92302
New York, NY 10003-1502
 (Address of Principal Executive Offices, Zip Code)

(250)-860-8599
 (Registrant's Telephone Number, Including Area Code)

6503 N. Military Trail, Unit 4601, Boca Raton, Florida 33496
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|   | Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|   | Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|  |  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|  |  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.

Employment Agreement

On October 16, 2014, Diamante Minerals, Inc. a Nevada corporation (the "Company"), and Chad Ulansky entered into an Employment Agreement (the "Employment Agreement"), pursuant to which Mr. Ulansky is to be employed by the Company as its Chief Executive Officer for three years.  As compensation for his services, Ulansky shall receive an annual base salary of $400,000 for the first year of agreement, $450,000 for the second year and $500,000 for the third year. The Company shall have the right to pay the salary or any other amounts payable to Mr. Ulansky in shares of deferred stock units of the Company based on the 90-day VWAP of the shares of the common stock of the Company at the end of each quarter. The Employment Agreement  shall automatically renew on each anniversary of the Agreement for one additional year term unless one party provides the other with notice prior to such anniversary date that such party does not desire to renew the Agreement.  The Company may immediately terminate Mr. Ulansky's employment for cause.  If (i) Mr. Ulansky's employment is terminated by the Company without cause, (ii) Mr. Ulansky terminates his employment as a result of the Company assigning him duties inconsistent with his position or the Company fails to pay his compensation or (iii) there is a change in control in the Company,  then in either case the Company shall pay Mr. Ulansky an amount equal to (a) the product of the number of years and fractional years for the remainder of the term multiplied by (b) 50% of the then current base salary in effect as of the date of termination.

For all the terms and conditions of the Employment Agreement, reference is hereby made to such agreement annexed hereto as Exhibit 10.3. All statements made herein concerning the foregoing agreement are qualified by references to said exhibit.

Option Agreements

On October 16, 2014, the Company granted Robert Faber, the former sole officer and director of the Company an option (the "Option") to purchase all, or any portion of, 200,000 shares of common stock pursuant to an Option Agreement. The Option may be exercised by Mr. Faber until March 17, 2016 and can be exercised at any time, in any amounts and on indeterminate occasions. The exercise price for each share of common stock is $1.25. Mr. Faber agreed that he will not directly or indirectly sell, offer to sell, grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate, gift, distribute or otherwise gift or otherwise encumber or transfer the Option or the underlying shares, as well as agreeing that he will not directly or indirectly engage in or effect, in any manner whatsoever, directly or indirectly, any short sales of the common stock of the Company or hedging transactions.

On October 16, 2014, the Company also granted Binyamin Gordon an option to purchase all, or any portion of, 2,500,000 shares of common stock pursuant to an Option Agreement. The option may be exercised by Mr. Gordon until March 2016 and can be exercised at any time, in any amounts and on indeterminate occasions. The exercise price for each share of common stock is $1.25. Mr. Gordon agreed that he will not directly or indirectly sell, offer to sell, grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate, gift, distribute or otherwise gift or otherwise encumber or transfer the Option or the underlying shares, as well as agreeing that he will not directly or indirectly engage in or effect, in any manner whatsoever, directly or indirectly, any short sales of the common stock of the Company or hedging transactions.

For all the terms and conditions of the Option Agreements, reference is hereby made to such agreements annexed hereto as Exhibits 10.4 and 105.  All statements made herein concerning the foregoing agreements are qualified by references to said exhibits.

Section 5-Corporate Governance and Management
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 16, 2014, Robert Faber resigned from his positions as the sole officer and director of the Company. Mr. Faber's resignation is not due to a disagreement with the Company on any matter relating to the Company's operations, policies or practices.

In order to fill the vacancy caused by the resignation of Mr. Faber, the board of directors of the Company elected Chad Ulansky as the sole member of the Board, to serve until his successor is duly appointed and qualified. The Board also elected Mr. Ulansky as Chief Executive Officer of the Company to serve until his successor is duly appointed and qualified and entered into the Employment Agreement with Mr. Ulansky described above.

Mr. Ulansky commenced his career over 20 years ago working for Dia Met Minerals Ltd. on the project which yielded the Ekati Diamond Mine. He continued working for Dia Met until it was purchased by BHP in 2001.   At that time he joined Cantex Mine Development Corp and Metalex Ventures Ltd where he initially managed the companies' global exploration programs.  In 2003 and 2006 he took over as President and CEO of Cantex and Metalex respectively.  Mr. Ulansky currently serves as a member of the Board of Directors of Cantex, Metalex and Northern Uranium Corp., all of which are listed on the TSX Venture Exchange.  In addition to leading the exploration programs for Cantex's metal discoveries in Yemen he oversaw the discovery and advanced exploration of Metalex's potential U2 kimberlite in northern Ontario, Canada.  Mr. Ulansky has also served as a director of several other mineral exploration companies including Valley High Ventures Ltd, Consolidated AGX Resources Ltd and Arian Resources Corp.  To date Mr. Ulansky has led exploration programs in over 15 countries on four continents with a particular focus on diamonds.  After completing a BSc at Simon Fraser University (Canada) he completed a second BSc and a Honours degree at the University of Cape Town (South Africa) under the tutelage of renowned diamond geologist Dr. John Gurney.

There is no arrangement or understanding between Mr. Faber or any other person pursuant to which Mr. Ulansky was selected as a director.

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
10.3	Employment Agreement dated October 16, 2014 by and between Diamante Minerals, Inc. and Chad Ulansky
10.4	Option Agreement dated as of October 16, 2014 between Diamante Minerals, Inc. and Robert Faber
10.5	Option Agreement dated as of October 16, 2014 between Diamante Minerals, Inc. and Binyamin Gordon

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMANTE MINERALS, INC.

By: /s/ Chad Ulansky
Name: Chad Ulansky
                                                                                                                       Title: President

Date:  October 20, 2014